EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Energy Partners LP Holdings, LLC Reports First Quarter 2016 Results
Houston, Texas - May 5, 2016 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) reported net income of $4.5 million, or $0.02 per common share, for each of the three months ended March 31, 2016 and 2015. Results include the distribution received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly traded limited partnership (NYSE MKT: CQP).

Our only business consists of owning Cheniere Partners common units, Class B units and subordinated units representing an aggregate approximately 55.9% limited partner interest in Cheniere Partners as of March 31, 2016.
Sabine Pass Liquefaction Project Update
Through Cheniere Partners, we are developing up to six Trains, each with an expected nominal production capacity of approximately 4.5 million tonnes per annum (“mtpa”) of LNG, at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “Sabine Pass Liquefaction Project”).

The Trains are in various stages of construction and development. In February, the first commissioning cargo with LNG produced from Train 1 at the Sabine Pass Liquefaction Project was successfully loaded and exported. A total of four LNG commissioning cargoes were loaded and exported during the three months ended March 31, 2016, and a total of seven LNG commissioning cargoes have been loaded and exported to date. Train 1 is expected to reach substantial completion imminently, after which Cheniere Partners expects to take over care, custody and control. Train 2 is undergoing the commissioning process. A Train is expected to achieve substantial completion upon the completion of construction, commissioning and successfully satisfying certain tests. Once a Train achieves substantial completion, results from LNG sales will be reflected in the statement of operations.

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Construction on Trains 1 and 2 began in August 2012, and as of March 31, 2016, the overall project completion percentage for Trains 1 and 2 was approximately 98.3%, which is ahead of the contractual schedule. Cheniere Partners expects substantial completion of Train 1 to be achieved in May 2016. The commissioning process on Train 2 has commenced, and Cheniere Partners expects substantial completion of Train 2 to be achieved in September 2016.

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Construction on Trains 3 and 4 began in May 2013, and as of March 31, 2016, the overall project completion percentage for Trains 3 and 4 was approximately 83.8%, which is ahead of the contractual schedule. Cheniere Partners expects Trains 3 and 4 to reach substantial completion in 2017.

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Construction on Train 5 began in June 2015, and as of March 31, 2016, the overall project completion percentage for Train 5 was approximately 28.8%, which is ahead of the contractual schedule. Engineering, procurement, subcontract work and Bechtel direct hire construction were approximately 59.1%, 45.1%, 24.2% and 0.4% complete, respectively. Cheniere Partners expects Train 5 to reach substantial completion in 2019.

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Train 6 is currently under development, with all necessary regulatory approvals in place. Cheniere Partners expects to make a final investment decision and commence construction on Train 6 upon, among other things, entering into an EPC contract, entering into acceptable commercial arrangements and obtaining adequate financing.

	Sabine Pass Liquefaction Project
Liquefaction Train	Train 1	Train 2	Trains 3-4	Train 5
Project Status	Commissioning / Producing LNG	Commissioning	84% Overall Completion	29% Overall Completion
Expected Substantial Completion	1H 2016	2H 2016	2017	2019

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors.

Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Partners. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates LNG regasification facilities and, adjacent to these facilities, plans to construct over time up to six Trains with an expected aggregate nominal production capacity of approximately 27 mtpa. Cheniere Partners currently has Trains 1 and 2 undergoing commissioning, Trains 3 through 5 are under construction and Train 6 is fully permitted.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission.
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data) (1)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Equity income from investment in Cheniere Partners	$5,084	$5,084

Expenses
General and administrative expense	334	278
General and administrative expense—affiliate	257	254
Total expenses	591	532

Net income (loss)	$4,493	$4,552

Net income (loss) per common share—basic and diluted	$0.02	$0.02

Weighted average number of common shares outstanding—basic and diluted	231,700	231,700

Cash dividends declared per common share	$0.020	$0.019

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts) (1)

	March 31,	December 31,
	2016	2015
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$696	$917
Receivables	157	157
Other current assets	236	26
Total current assets	1,089	1,100

Other non-current assets	—	95
Total assets	$1,089	$1,195

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$97	$106
Accrued liabilities—affiliate	50	6
Total current liabilities	147	112

Shareholders’ equity
Common shares: unlimited shares authorized, 231.7 million shares issued and outstanding at March 31, 2016 and December 31, 2015	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(392,232)	(392,091)
Total shareholders’ equity	942	1,083
Total liabilities and shareholders’ equity	$1,089	$1,195

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479, Katy Cox: 713-375-5079
Media: Faith Parker: 713-375-5663